Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, each of the undersigned hereby agrees that only one statement containing the information required by this Schedule 13G/A, and any further amendments to such Schedule 13G, need be filed with respect to the ownership by each of the undersigned of shares of stock of ICF International, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: January 31, 2008

JOEL R. JACKS

By:		/s/ Joel R. Jacks
Name:		Joel R. Jacks

PETER M. SCHULTE

By:		/s/ Peter M. Schulte
Name:		Peter M. Schulte

CM EQUITY PARTNERS, L.P.

By:		CMLS GP, L.P.
its general partner

	By:	CMLS General Partner, LLC,
its general partner

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member

CMEP CO-INVESTMENT ICF, L.P.

By:		CMLS GP, L.P.
its general partner

	By:	CMLS General Partner, LLC,
its general partner

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member

CM EQUITY PARTNERS II, L.P.

By:		LYNX II GP, L.P.
its general partner

	By:	LPE II, LLC,
its general partner

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member

CM EQUITY PARTNERS II CO-INVESTORS, L.P.

By:		LPE II CO-INVESTORS, LLC
its general partner

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member

CMLS GP, L.P.

By:		CMLS General Partner, LLC,
its general partner

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member

CMLS GENERAL PARTNER, LLC

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member

LYNX II GP, L.P.

By:		LPE II, LLC,
its general partner

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member

LPE II, LLC

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member

LPE II CO-INVESTORS, LLC

By:		/s/ Peter M. Schulte
Peter M. Schulte, Managing Member